AMEREX COMPANIES, INC.

Clean Solutions for a Greener Planet

September, 2008

Safe Harbor Statement

CERTAIN STATEMENTS IN THIS PRESENTATION MAY CONSTITUTE "FORWARD LOOKING STATEMENTS". WHEN THE WORDS "BELIEVES," "EXPECTS," "PLANS," "PROJECTS," "ESTIMATES" AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. INFORMATION CONCERNING FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN OUR PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WE UNDERTAKE NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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Corporate Profile

Headquarters:
1105 North Peoria
Tulsa, OK 74106

Operations:
Tulsa, OK
Kansas City, MO
Portland, OR

Company Contact:
Stephen K. Onody, CEO
303-883-7826

Advisory Relationships:
Accountant, Sartain Fischbein & Co.
SEC Counsel, Sichenzia Ross Friedman Ference LLP

- Type: Environmental Services and Engineering Solutions and Hazardous Waste Management Company
- Ticker: AEXG.OB
- Incorporated: March 2005
- Revenues 2007: $8.3 million



Amerex

Clean Solutions for a Greener Planet

- Amerex Companies, Inc. provides a wide spectrum of services to an expanding hazardous waste recycling, transportation and disposal market. From classification, packaging and treatment, to emergency hazardous waste response – Amerex Companies works toward protecting the environment every step of the way, every day.

Agenda

- The Market
- Amerex Services
- Major Clients
- Explosive Growth Plans
- Why Invest In Amerex: Investment Summary
- Management
- Financials



The Opportunity

- Estimated industry size - $93 Billion
- Fragmented, underserved U.S. market
  - 3,400 competitors with revenues under $10 million
  - Proven market and model

"Hazardous waste doesn't wait for recessions to be over." Hazardous waste companies are "well positioned to keep performing into the future.*"



*http://seekingalpha.com/article/70158-american-ecology-clean-harbors-strong-despite-the-markets

Market Drivers

What is driving this market?

- National, state and local government regulations
- Industry mandates and liabilities
- Industry competitive pressures
- Consumers
- Global pressures
- Extreme limitation in disposal sites

Example of market driver success: Stericycle, Clean Harbors, SafetyKleen



Target Markets

- Government
  - Federal, State and Municipal
  - Law enforcement

- Private Industry
  - Transportation companies
  - Retailers
  - Chemical companies
  - Medical
  - Manufacturing companies
  - Utilities
  - Waste management companies



Amerex; Capitalizing on Multiple Markets

Best of Breed

- Providing Solutions in Multiple Clean-Tech Segments

Comprehensive Environmental Services for One-Stop Solutions

- Industrial Waste Management
- Industrial Water Treatment
- Methamphetamine Laboratory Clean-Up
    - Company contract ended March 2008
- Environmental Emergency Response
- Industrial Services
- Field Services



End-to-End Customer Solutions

Industrial Waste Management

- Transportation
- Packaging
- Treatment
- Recycling
- Disposal


1993
3082
1824
1268
1268







Industrial Water Treatment

- Pick Up
- Transportation
- Treatment
- Recycling
- Disposal






Methamphetamine Lab Clean Up

- Waste Characterization
- DOT Packaging
- Transportation
- Treatment
- Recycling
- Disposal









First-Responder Teams

Environmental Emergency Response

- Chemical Spill Response
- Fuel Spill Response
- Cargo Recovery
- Vacuum Services
- Transportation
- Treatment
- Recycling
- Disposal









Emergency Response Teams

Industrial Services

- Confined Space Entry
- Equipment Decontamination
- Facility Decommissions
- Environmental Excavation
- Transportation
- Treatment
- Recycling
- Disposal









Field Service Teams

Field Services

- Lab Packing
- Tank Cleaning
- Pressure Washing
- Remediation
- Vacuum Services
- Metal Reclamation







Amerex Clients Include:

- Safety-Kleen
- Large International Retailer
- PepsiCo.
- Major International Optics Retail Company
- Multi-National Aircraft Parts Manufacturer
- Multi-Billion Dollar Transportation Company
- Drug Enforcement Agency (DEA)/others
- Law Enforcement Agencies

Three pronged approach:

- Organic
- New Services
- Acquisitions

Expansion Through Existing Client Development

- National Clients Requesting Expanded Existing Service in New Regions
  - Expand into new geographical areas
- National Clients Requesting Additional Services
- New National Clients Requesting Service(s)
- Total Potential Revenue Growth from FY08-FY10;
  - $10-$15MM
- Total Potential Net Income Growth of; $4-$5MM

New Service Opportunities

Expansion Through Water Treatment Facilities:

"Water is the next oil"*

Underserved Market Opportunity

- Currently water is being trucked great distances throughout the USA for treatment and disposal
- Limited capacity west of the Mississippi
- Rising fuel costs
- Tremendous opportunity for cost efficiencies
- Cost to build: $1.0 – 2.0MM to build and permit
  - Kansas City, MO
  - Tulsa, OK

Total Revenue Potential from FY08-FY10 could be $6-$20MM

*http://news.thomasnet.com/IMT/archives/2008/01/if_water_is_the_next_oil_scarcity_projects_investment_technology.html

Dominate the Market in Key Services


• Rineco
• PCI
• SK
• CH
• PSC
• EQ
• PCI
• Perma-Fix
• CH
• US Ecology
Fuel Blending
Treatment
Field Services
Emergency Response
• CH
• EQ
• PSC
• Amerex
• Amerex
• EQ
• CH
Consolidation
Recycling
Trucking

Dominate the Market in Key Services:
- Fuel blend
- Solidification/treatment
- Transportation
- Field services
- Emergency response

*excludes Incineration and Landfill

Acquisition Growth Strategy

- Proven Model: ATC, Clean Harbors, Stericycle, SafetyKleen
- Acquire Quality, Highly Accretive Companies
- Establish and Broaden Service Mix and Geography
- Achieve Synergies and Eliminate Excessive SG&A Through Efficiencies:
  - Insurance
  - Occupancy Costs
  - Administration
  - Technological Enhancements
- Additional Environmental Services and Sciences
- Develop Strong Barriers to Entry and Company Proprietary Position Through Expanded Customer Service, Licensing and Permits
  - i.e. Resource Conservation and Recovery Act (RCRA-Part B permit)

Acquisition Target Criteria

- Ten Year Minimum Operating History
- Profitable for Last Three Years
- Clear of any Legal, Regulatory and Environmental Issues

Resulting Benefits

- Organic Growth can be Expected from Increased Cross-Selling of Treatment Services and Equipment Utilization.
- Margin Expansion can be Achieved Through Minimizing the Competition and Improved Cost Rationalization.

Four Immediate Acquisitions

Acquisition Target 1 - Largest Independent Hazardous Waste Transporter

- $30 MM Revenues

Acquisition Target 2 – Treatment and Recycling Business

- $ 60 MM Revenues

Acquisition Target 3 – Fuel Blending

- $ 90 MM Revenues

Acquisition Target 4 – Fragmented Industry

- Numerous other Target Opportunities

Next Step: Merge/Sell or Acquire Major Competitor

Largest Independent Hazardous Waste Transporter

Target 1 - Haz Waste Transporter

- Revenue $30 Million
- EBITDA 10%
- State of the art, new assets; more trucks, more types of trucks.
- 10-day hazardous waste storage facilities in targeted expansion areas.
- Numerous facilities.
  - OK, UT, AZ, CA, AR, TX, GA, OH

Organic Growth Through:

- Improved truck & Amerex utilization rates.
- Truck variety expands Amerex sales opportunity.
  - Vacuum Services
  - Bulk-solid Transport
- EBITDA increased to 15%.
- Increase number of licenses and permits.
- Increase customer base for treatment, recycling and disposal.

Target 2- Treatment and recycling business

- Proprietary service
- Revenue $50 -$60 million
- Estimated 10% EBITDA
- Solidification treatment
- Private
- Locations; IL, TX

Organic Growth Through:

- Expansion of territory
- Expansion of services
- Increased proprietary services
- Increased treatment, recycling and disposal.
- Increase number of licenses and permits.
- EBITDA increased to approx. 12%

Target 3- Fuel Blending

- Largest single site processor
- Revenue $90 million
- Estimated 10% EBITDA
- Private
- Location; AR

Organic Growth Through:

- Expansion of territory
- Expansion of services
- Increased treatment, recycling and disposal.
- Increase number of licenses and permits.
- EBITDA increased to approx. 12%

Fragmented Industry

Target 4 – Numerous Other Target Opportunities

Organic Growth Through:

- Expansion of territory
- Expansion of Services
- Increased treatment, recycling and disposal
- Increase number of licenses and permits.
- EBITDA increase

Why Invest in Amerex – Investment Highlights

Market

- Large Market Opportunity
- Underserved Midwest and Western markets
- Waste operations moving inward
- Geographic expansion opportunities with existing and new clients

Forceful Market Drivers

- National, state and local government regulations
- Industry mandates and liabilities
- Consumers
- Extreme limitation in disposal sites



Why Invest in Amerex – Investment Highlights (cont.)

We Have a Strong Platform for Growth:

- Experienced Executive Management
- Technically Experienced Management (Rineco, SafetyKleen, Environmental Quality Company (EQ), Pollution Control Industries (PCI))
- Processes
- Technology
- Opportunity
- Impressive customer base

Opportunity to Dominate High potential Areas

- Fuel Blend
- Solidification/treatment
- Transportation
- Field services
- Emergency response



Why Invest in Amerex – Investment Highlights (cont.)

Solid and Proven Business Model

Potential Results:

- Amerex Revenue potential of $200M+
- Amerex could then achieve #5-6 in Market share
- Increased barriers to entry
- Amerex will have national presence
- Elimination of competition and the ability to raise pricing



Investment Highlights - Use of Funds

Step 1:

$25MM Investment (Operational and Working capital)

- Recapitalize Amerex
- Balance Sheet/Working Capital Clean-Up
- Does NOT include Buyout/Reduction of Financial Partners
- Implement all Improvements and Support Organic Growth
- Complete Southern/Western Expansion
- Implement KC and Tulsa Water Treatment Plants
- Acquire Target 1 Largest Independent hazardous Waste Transporter
- $50MM total estimated Revenue run-rate target 2010,

Step 2:

$35MM Investment

- Acquire Target 2 Treatment and Recycling Business
- $60MM Additional Estimated Revenue

Step 3:

$TBD Investment

- Acquire Target 3 plus
- $90MM + XXMM Additional Estimated Revenue

Est. $100MM Total Investment =$200-300MM Revenue Run-Rate Target

EXIT:

Merge/Acquire/Sell

AMEREX COMPANIES, INC.
Clean Solutions for a Greener Planet

Pro Forma Financial Summary and Forecast Highlights ($000's)

Organic	2006 actual	2007 actual	2008 estimate	2009 forecast	2010 forecast
Revenue	7,726	8,300	6,321	13,640	20,350
GP	2,426	3,124	1,567	5,102	7,773
GM%	31%	38%	25%	37%	38%
Op. Income	(1,634)	(1,658)	(2,303)	490	2,426
EBITDA	(1,315)	(1,291)	(1,948)	863	2,818

With Trucking acq.	2006 actual	2007 actual	2008 estimate	2009 forecast	2010 forecast
Revenue	7,726	8,300	13,793	42,890	49,599
GP	2,426	3,124	3,720	14,316	17,188
GM%	31%	38%	27%	33%	35%
Op. Income	(1,634)	(1,658)	(2,192)	1,625	4,142
EBITDA	(1,315)	(1,291)	(1,029)	5,112	7,782

Equity Offering

- $26 Million Initial Investment
- Shares Issued and Outstanding: 12,500,000
- Insider Ownership: Approx 60%
- Equity and Debt Offering Specifics to be Negotiated

Stephen K. Onody, CEO

- **Growing Profitable Businesses**
- 30+ years leadership in creating, commercializing and building value of technology companies in multiple disciplines
- Proven ability to increase financial performance and shareholder wealth.
- Chairman of the Board, Chief Executive and life science entrepreneur in both publicly traded NASDAQ and privately held companies

- **Experience:**
- Colorado MEDtech, Inc
  - Former Chairman of the Board, President and Chief Executive Officer.
  - Colorado MEDtech was publicly traded on NASDAQ with over $75 million in annualized revenues with 500 employees located in facilities in four states.
- **Accomplishments:**
  - Entrepreneur of the Year, Ernst & Young sponsored Finalist 2002
  - Denver Post Top-100 Performing Public Companies; four (4) consecutive years
  - Deloitte & Touche Colorado Technology Fast 50 Award, four (4) consecutive years
  - Fortune Magazine 100 Fastest Growing Companies, 2001

Craig McMahon (VP Operations)

Key leader at two major competitors over 20 yrs of Environmental Services and Water Plant Experience

- With a degree in Mechanical Engineering, Craig McMahon is well versed in all aspects of environmental regulations and operations.
- Managed the largest waste fuel terminal and a key manger for the largest hazardous waste processing facility in the country.
- Mr. McMahon has made key improvements in engineering, maintenance, transportation as well as all other areas of operations.
- Mr. McMahon has a track record of providing exceptional customer service through coordinated management of his operations team.
- Mr. McMahon held management positions previously with Safety-Kleen, Rineco Chemical and Pollution Control Industries.
- He is well versed in all applicable state and federal regulations.

Greg Gadbois (Branch Manager - Portland)

Key Leader at Portland Facility

Experience

- Field and Industrial Services Expert
- EVP - All Out Environmental, Inc.
- Division Manager - Accord Construction and Environmental
- Extensive Technical and Regulatory Qualifications

Education

- BS - Environmental Conservation, Brigham Young University

Thomas Hayes (Branch Manager - Kansas City)

Key leader at Kansas City

Experience

- Site assessment and remediation, to identifying
- Execution of full spectrum lab packing operations
- Supervising mobilization and demobilization efforts for emergency response
- HHW collection events